EXHIBIT 11

                       Congoleum Corporation
              Computation of Income Per Common Share
           (Amounts in thousands, except per share data)
                            (Unaudited)

                                     Three Months Ended    Nine Months Ended
                                        September 30,         September 30,
                                      1996       1995        1996      1995
                                    --------  --------    --------   --------
Primary Earnings Per Common Share
---------------------------------
Income per common and common
 equivalent share                   $  4,392  $  1,745    $  8,198   $  8,085
                                    ========  ========    ========   ========

Weighted average common shares
 outstanding                           9,995    10,000       9,998     10,000

Effect of assumed exercise of
 dilutive stock options  <F1>              2        --           1         30
                                    --------  --------    --------   --------
Weighted average common and common
 equivalent shares                     9,997    10,000       9,999     10,030
                                    ========  ========    ========   ========

Income per common and common
 equivalent share                   $   0.44  $   0.17    $   0.82   $   0.81
                                    ========  ========    ========   ========

Fully Diluted Earnings Per Common Share:
---------------------------------------
Income per common and common
 equivalent share                   $  4,392  $  1,745    $  8,198   $  8,085
                                    ========  ========    ========   ========

Weighted average common shares
 outstanding                           9,995    10,000       9,998     10,000

Effect of assumed exercise of
 dilutive stock options  <F1>              4        --           1         37
                                    --------  --------    --------   --------

Weighted average common and common
 equivalent shares                     9,999    10,000       9,999     10,037
                                    ========  ========    ========   ========

Income per common and common
 equivalent share                   $   0.44  $   0.17    $   0.82   $   0.81
                                    ========  ========    ========   ========

<F1>  Computed based on the treasury stock method

                                 13
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